Certain Slides Presented at December 14, 2005 Investor Conference Exhibit 99.2

InvConfDec05
Reconciliation of Net Income to Adjusted EBITDA
Net income (169.8) 560.2 590.3
Income taxes 310.9 233.7 294.5
Interest expense 442.4 411.2 401.3
Depreciation 863.6 894.6 916.3
LIFO (income) expense (1.3) (15.2) (15.2)
Stock option expense - 42.9
Property impairment - 84.8
Equity in (earnings) or loss of
Unconsolidated
Affiliates, net 7.1 (12.6) (19.1)
Good will impairment 729.1
SFAS #144 impairment 322.0
Inventory loss adjustment 71.0
Total adjusted EBITDA $2,575.0 $2,071.9 $2,295.8
2004 2005 LTM
*Mid point of earnings estimate
As of 9/10/05
$ Million
2003

InvConfDec05
Reconciliation of Gross Margin Basis Point Change to
Gross Margin Basis Point Change, Excluding Fuel
36 weeks Annual Annual Annual
Ended 2005 2005 2006
September 10, Guidance Expectation Guidance
2005 High Low High Low High Low
Basis point increase (decrease) over prior year:
Gross margin, as reported -79 -35 -25 -63 -58 -5 -15
Fuel 43 35 35 43 43 5 5
Gross margin, excluding fuel -36 0 10 -20 -15 0 -10

InvConfDec05
Reconciliation of Q&A Expense Margin Changes “As
Reported” to “Adjusted for One-Time Items Excluding Fuel”
2005 and 2006
2005 Guideline 2005 Expected 2006 Guideline
Basis point increase (decrease) over prior year L H L H L H
As Reported (53) (63) (38) (48) (76) (86)
One-time items:
Dominick’s impairment (2004) (12) (12) 12 12 - -
NorCal H&W (2004) (10) (10) 10 10 - -
Stock option expense (2005 & 2006) - - (16) (16) 3 3
Texas closures (2005) - - (29) (29) 29 29
Buyouts (2005) - - (14) (14) 14 14
Excluding One-timers (75) (85) (75) (85) (30) (40)
Fuel impact 25 25 25 25 5 5
Adjusted for one-time items excluding fuel (50) (60) (50) (60) (25) (35)

InvConfDec05
September 10,
2003 2004 2005
Net cash flow from operating activities $ 1,609.6     $ 2,226.4     $ 1,987.8
Add (subtract):
   Income taxes 310.9        233.7        294.5
   Interest expense 442.4        411.2        401.3
   Property impairment charges other than
      Dominick's (33.5)         (39.4)         -
   Deferred income taxes 77.9          29.2          96.2
   Net pension expense (130.9)       (112.9)       (115.6)
   Accrued claims and other liabilities (52.7)         (118.1)       (45.6)
   Gain (loss) on property retirements
      and lease exit costs 13.4          (20.6)         11.4
   Changes in working capital items 263.0        (538.2)       (333.8)
    Inventory loss adjustment 71.0          -            -
   Other 3.9            0.6            (0.4)
Adjusted EBITDA $ 2,575.0     $ 2,071.9     $ 2,295.8
Total debt $ 7,822.3     $ 6,763.4     $ 6,398.9
Less cash and equivalents in excess of $75.0 -            -            (260.5)
Adjusted debt $ 7,822.3     $ 6,763.4     $ 6,138.4
Adjusted EBITDA as a multiple of interest
  expense 5.82          5.04          5.72
Adjusted Debt to Adjusted EBITDA 3.04          3.26          2.67
Reconciliation of Net Cash Flow From Operating Activities
to Adjusted EBITDA
$ Millions
LTM Ended

InvConfDec05
Non-Fuel ID Sales 1.2% - 1.5% 2.5% - 2.8%
Gross Margin (Ex Fuel) 0 - 10 BPs (20) - (15) BPs²
O&A (Ex Fuel) 50 - 60 BPs 50 - 60 BPs²
Free Cash Flow ($ Million) $500 - $700 $500
Adjusted EPS $1.41 - $1.51 $1.44³
³Represents First Call consensus estimates as of 10/18/05; excluding Texas impairment charges, closing costs & employee buyouts
2005 Guidance vs 2005 Expectations
2005 2005
Guidance Expectation¹
¹Provided on Q3 earnings call
²See website for reconciliations
4 Excludes employee buyouts and closure of Texas stores
4

InvConfDec05
Financial Guidance For 2006
EPS $1.55 – $1.65
Non-fuel ID sales 3.0%
Non-fuel Gross margin change (10) - 0 BPs*
Non-fuel O&A change 25 - 35 BPs*
Cash Capital Spending $1.55 -$1.65 Bil
Free cash flow $400 - $600 Mil*
*See website for reconciliation

InvConfDec05
3.0
3.2
2.7
0.0
1.0
2.0
3.0
4.0
5.0
6.0
'03 '04 3Q05LTM
5.8
5.0
5.7
0.0
1.0
2.0
3.0
4.0
5.0
6.0
'03 '04 3Q05LTM
Debt Ratios
Interest Coverage* Leverage**
*Adjusted EBITDA/interest per bank covenants
**Debt/Adjusted EBITDA per bank covenants
See website for reconciliation

15 InvConfDec05 Long Range Outlook Non-Fuel Sales ID’s 3% - 4% Operating Profit Margin 4.50% - 5.50% Depreciation 2.50% Annual EPS Growth 12% - 15%